                               On Assignment Logo

                                 April 25, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of On Assignment, Inc. (the "Company") on Thursday, June 7, 2001, at 10:00 a.m., at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     Please sign and return your Proxy now whether or not you plan to attend the meeting. If you attend the meeting, you may still vote in person if you so desire.

                                          Sincerely,

                                          /s/ H. TOM BUELTER
                                          H. Tom Buelter
                                          Chairman of the Board and
                                          Chief Executive Officer

                             YOUR VOTE IS IMPORTANT

SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                              ON ASSIGNMENT, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 7, 2001

TO THE STOCKHOLDERS OF ON ASSIGNMENT, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of On Assignment, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 7, 2001, at 10:00 a.m. local time, at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302, for the following purposes:

     1. To elect two directors to serve for the ensuing three year term or until his respective successor is elected and qualified.

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2001.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 9, 2001 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for inspection at the Company's corporate headquarters during ordinary business hours for the ten day period prior to the Annual Meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          /s/ H. TOM BUELTER
                                          H. Tom Buelter
                                          Chairman of the Board and
                                          Chief Executive Officer

Calabasas, California
April 25, 2001

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION FOR STOCKHOLDERS........................    1
  Revocability of Proxies...................................    1
  Solicitation..............................................    1
  Record Date, Voting and Share Ownership...................    1
MATTERS TO BE CONSIDERED AT ANNUAL MEETING..................    3
  PROPOSAL ONE -- ELECTION OF DIRECTORS.....................    3
     Nominees for Term Ending in 2004.......................    3
     Continuing Directors...................................    4
  PROPOSAL TWO -- RATIFICATION OF INDEPENDENT ACCOUNTANTS...    5
CORPORATE GOVERNANCE........................................    5
  Board Committees and Meetings.............................    5
  Director Compensation.....................................    6
  Board Audit Committee Report..............................    6
EXECUTIVE COMPENSATION AND RELATED INFORMATION..............    7
  Board of Directors and Compensation Committee Report......    7
  Summary of Cash and Certain Other Compensation............    9
  Stock Options.............................................    9
  Option Exercises and Holdings.............................   10
  Severance Plan and Change in Control......................   10
  Certain Relationships and Related Transactions............   11
STOCK PERFORMANCE GRAPH.....................................   12
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934...................................................   12
ANNUAL REPORT AND FORM 10-K.................................   13
SHAREHOLDER PROPOSALS.......................................   13
OTHER MATTERS...............................................   13

                              ON ASSIGNMENT, INC.
                             26651 WEST AGOURA ROAD
                              CALABASAS, CA 91302
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2001

                      GENERAL INFORMATION FOR STOCKHOLDERS

     The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of On Assignment, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, June 7, 2001 (the "Annual Meeting"), and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 10:00 a.m. at the Company's corporate headquarters, 26651 West Agoura Road, Calabasas, California 91302. These proxy solicitation materials were mailed on or about April 25, 2001 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Executive Vice President, Finance and Chief Financial Officer of the Company at the Company's principal executive offices, On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     Stockholders of record on April 9, 2001 are entitled to notice of and to vote at the Annual Meeting. At January 31, 2001, 22,486,162 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted toward the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of January 31, 2001 by (i) all persons who are known to the

Company to be beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee, (iii) the Named Officers (as defined below in the section titled "Executive Compensation and Related Information"), and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Under this rule, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at a particular date.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                            (AS OF JANUARY 31, 2001)

                                                                              PERCENT OF
                                                              NUMBER OF      TOTAL SHARES
                      NAME AND ADDRESS                         SHARES       OUTSTANDING(1)
                      ----------------                        ---------    ----------------
Credit Suisse Asset Management, LLC(2)......................  2,348,600          10.5%
  153 East 53rd Street
  New York, NY 10022
J.P. Morgan Chase & Co.(3)..................................  1,465,008           6.5%
  270 Park Avenue
  New York, New York 10017
Wasatch Advisors(4).........................................  1,127,855           5.0%
  150 Social Hall Avenue
  Salt Lake City, UT 84111
H. Tom Buelter(5)...........................................    219,715           1.0%
Karen Brenner(6)............................................     54,000             *
William E. Brock(7).........................................     55,800             *
Jonathan S. Holman(8).......................................     16,000             *
Jeremy M. Jones(9)..........................................     72,000             *
Kathy J. West(10)...........................................     72,160             *
Ronald W. Rudolph(11).......................................      6,354             *
Carrie S. Nebens(12)........................................     24,605             *
All directors and officers as a group (8 persons)(13).......    520,634           2.3%

---------------
  *  Less than one percent.

 (1) Percentage of beneficial ownership is calculated assuming 22,486,162 shares of Common Stock were outstanding on January 31, 2001. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of January 31, 2001, including but not limited to the exercise of an option; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(1)(i) under the Securities Exchange Act of 1934.

 (2) Pursuant to a Schedule 13G dated February 8, 2001, and filed with the Securities and Exchange Commission, Credit Suisse Asset Management, LLC has reported that: it had sole power to dispose of 2,348,600 shares; it had sole voting power with respect to 2,348,600 its beneficial ownership of such shares arose from its services as investment adviser to investment accounts which own such shares; and none of such investment accounts individually owns more than five percent of the Company's securities.

 (3) Pursuant to a Schedule 13G dated February 12, 2001, and filed with the Securities and Exchange Commission, J.P. Morgan Chase & Co. has reported that: it had sole power to dispose of 1,465,008 shares; it had sole voting power with respect to 1,380,450 shares; its beneficial ownership of such shares arose from its services as investment adviser to investment accounts which own such shares; and none of such investment accounts individually owns more than five percent of the Company's securities.

 (4) Pursuant to a Schedule 13G dated February 14, 2001, and filed with the Securities and Exchange Commission, Wasatch Advisors has reported that: it had sole power to dispose of 1,127,855 shares; it had sole voting power with respect to 1,127,855 shares; its beneficial ownership of such shares arose from its services as investment adviser to investment accounts which own such shares; and none of such investment accounts individually owns more than five percent of the Company's securities.

 (5) Includes 219,715 shares underlying stock options exercisable within 60 days of January 31, 2001.

 (6) Includes 54,000 shares underlying stock options exercisable within 60 days of January 31, 2001.

 (7) Includes 55,800 shares underlying stock options exercisable within 60 days of January 31, 2001.

 (8) Includes 12,000 shares underlying stock options exercisable within 60 days of January 31, 2001 and 4,000 shares held by The Holman Group, Inc. Profit Sharing Trust.

 (9) Includes 60,000 shares underlying stock options exercisable within 60 days of January 31, 2001 and 12,000 shares held by the Jones Family Trust.

(10) Includes 72,160 shares underlying stock options exercisable within 60 days of January 31, 2001.

(11) Includes 6,354 shares underlying stock options exercisable within 60 days of January 31, 2001.

(12) Includes 18,073 shares underlying stock options exercisable within 60 days of January 31, 2001 and 6,532 shares held by the Carrie S. and Bruce M. Nebens Living Trust.

(13) Includes 498,102 shares underlying stock options exercisable within 60 days of January 31, 2001.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be comprised of not less than four nor more than seven Directors, with the exact number to be fixed by the Board. The currently authorized number of Directors is five. The Company's Restated Certificate of Incorporation provides for a classified Board of Directors, with the terms of office of each class of Directors ending in successive years. At the 2001 Annual Meeting, two Directors will be elected to serve until the 2004 annual meeting or until his respective successor is elected and qualified. The Board of Directors has selected two nominees, both of whom are current Directors of the Company. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below. If, however, either of the nominees named in the Proxy is unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the enclosed Proxy may recommend. The two candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE THIRD ANNUAL MEETING FOLLOWING THE 2001 ANNUAL MEETING OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

NOMINEES FOR TERM ENDING IN 2004

     Set forth below is information regarding the nominees, including their ages, the period during which they have served as Directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

     H. TOM BUELTER, 60, has served as Chief Executive Officer and a Director of the Company since he joined the Company in March 1989. Mr. Buelter was elected Chairman of the Company's Board of Directors in December 1992. Mr. Buelter also held the title of President of the Company from March 1989 through September 1997. From 1983 to 1989, Mr. Buelter was Senior Vice President of Kelly Services, Inc. ("Kelly

Services"), a temporary personnel firm, and Chief Operating Officer of Kelly Assisted Living, a division of Kelly Services, Inc. which provides temporary home-care personnel.

     THE HONORABLE WILLIAM E. BROCK, 70, was elected to the Board of Directors of the Company in April 1996. He is the Founder and Chairman of Intellectual Development Systems, Inc., a firm specializing in the servicing and delivery of learning development systems to public schools. From 1988 to 1991 he served as Chairman of the National Endowment for Democracy, an organization he helped found. Senator Brock served in President Reagan's cabinet as the United States Trade Representative from 1981 to 1985 and as Secretary of Labor from 1985 to 1987. From 1977 to 1981, Senator Brock served as National Chairman of the Republican Party. From 1970 to 1976, he was a member of the U.S. Senate and from 1962 to 1970 a member of the U.S. House of Representatives.

CONTINUING DIRECTORS

     Set forth below is information regarding the continuing Directors of the Company, including their ages, the period during which they have served as Directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

TERM ENDING IN 2002

     JONATHAN S. HOLMAN, 55, has served as a Director of the Company since March 1994. Since 1981, Mr. Holman has been the President and Founder of The Holman Group, Inc., an executive search firm.

TERM ENDING IN 2003

     KAREN BRENNER, 45, has served as a Director of the Company since October 1993. Ms. Brenner has been a principal of Brenner & Company, LLC, a financial and management advisory firm since February 1999. From October 1996 through June 1998, Ms. Brenner served as Chairman, President and Chief Executive Officer of Carlyle Industries, Inc. ("Carlyle"), formerly Belding Heminway Co., Inc., a distributor of buttons and home sewing and craft products. She was elected Chairman of the Board of Carlyle in May 1996, and previously had been Vice Chairman and a Director of and consultant to Carlyle since February 1996. From June 1994 through June 1998, Ms. Brenner served as Chairman and Chief Executive Officer of Lincoln Snacks, a snack food company. Ms. Brenner was formerly the Chairman of Swiss Army Brands, formerly The Forschner Group, a consumer goods company, from February 1992 through February 1994 and a consultant to The Forschner Group, Inc. from July 1990 through December 1994. From November 1991 through February 1998, Ms. Brenner was Managing Director of Noel Group, Inc. ("Noel"), a holding company for controlling or significant equity interests in small and medium-sized operating companies. From October 1989 to November 1991, Ms. Brenner was a Director and a Vice President of Noel. Ms. Brenner served as Director of Simons Outdoor Group, a consumer good company, from 1991 to 1995, as a Director of VISX, Inc., an ophthalmic laser company, from 1989 to 1995, and as a Director of Motorcar Parts and Accessories, an automotive remanufacturer of alternators and starters from 1997 to 1999.

     JEREMY M. JONES, 59, has served as a Director of the Company since May 1995. Mr. Jones has served as Managing Director of Mobil Laser Services, LLC, a provider of mobil excimer lasers, since July 1999, and an Investor and Business Development Consultant since February 1998. From 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of the Board of Apria Healthcare Group, Inc., a home healthcare services provider. From 1991 to 1995, Mr. Jones was Chief Executive Officer and Chairman of the Board of Homedco Group, Inc., a home healthcare services company which was merged into Apria Healthcare Group, Inc. in 1995.

     There are no family relationships among executive officers or Directors of the Company.

            PROPOSAL TWO -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2001, and is asking the stockholders to ratify this appointment.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's voting shares represented and voting at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP.

     Deloitte & Touche LLP has audited the Company's consolidated financial statements annually since 1986. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Form 10-Q for fiscal year ended December 31, 2000 were $76,956.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Deloitte & Touche LLP for professional services rendered for (i) directly or indirectly operating, or supervising the operation of, the Company's information system or managing the Company's local area network or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company's financial statements taken as a whole for the fiscal year ended December 31, 2000.

     All Other Fees. There were no fees billed by Deloitte & Touche LLP for services rendered other than those described under the caption Audit Fees for the fiscal year ended December 31, 2000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                              CORPORATE GOVERNANCE

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors held four meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. It does not have a Nominating Committee. The Board also acted by written consent on April 7, 2000 to adopt the following resolutions: 1) Amendment to Restated Certificate of Incorporation; 2) Amendment to Restated 1987 Stock Option Plan; and 3) Omnibus Authority to Carry out the Foregoing Resolutions.

     The Audit Committee currently consists of three directors, Ms. Brenner, Mr. Holman and Mr. Jones. The Audit Committee is primarily responsible for approving the services performed by the Company's independent accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee held five meetings during 2000.

     The Compensation Committee consists of two directors, Mr. Brock and Mr. Holman. The Compensation Committee held one meeting during 2000 and acted by written consent on five occasions. It reviews the Company's general compensation policies, recommends to the full Board of Directors the compensation levels for the Company's executive officers, and administers the Company's Restated 1987 Stock Option Plan and Employee Stock Purchase Plan.

     The Stock Option Committee consists of one director, Mr. Buelter. The Stock Option Committee acted by written consent on twelve occasions during 2000. It has limited authority to grant stock options to eligible individuals who are not officers or Directors of the Company who are subject to the short-swing profit restrictions of the Federal securities laws.

     No currently serving Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board on which he or she served during 2000.

DIRECTOR COMPENSATION

     Non-employee Directors currently receive the following fees for services as
Directors: $10,000 per year (payable quarterly in arrears) during the period of their service as a Director; $2,000 per Board meeting attended in person or by telephone; $300 per special telephonic Board meeting; $300 per Committee meeting (if held separately) attended in person or by telephone. In addition, the Company reimburses all non-employee Directors for their reasonable expenses incurred in attending Board or Committee meetings. Also, non-employee Directors are paid $1,500 per day for substantial services requested by the Company in addition to regular Board or Committee oversight and review duties. Accordingly, the Company paid Karen Brenner $2,250, Jonathan Holman $3,750 and Jeremy Jones $1,500, respectively, for such additional services during 2000.

     Directors also receive stock option grants under the Company's Restated 1987 Stock Option Plan. Under the automatic option grant program in effect under the Company's Restated 1987 Stock Option Plan, each non-employee Board member who has been or is first elected to the Board after October 13, 1993 has been or will be automatically granted options to purchase 18,000 shares of Common Stock, provided such individual has not previously been in the Company's employ. At each Annual Meeting of Stockholders beginning with the 1993 Annual Meeting and ending with the 1995 Annual Meeting, each individual who was at the time serving as a non-employee Board member was automatically granted an option to purchase 6,000 shares of Common Stock on the date of the Annual Meeting, provided he or she had served as a Board member for at least six months prior to the date of such meeting. At each Annual Meeting of Stockholders beginning with the 1996 Annual Meeting and ending with the 2000 Annual Meeting, each individual who was at the time serving as a non-employee Board member was automatically granted an option to purchase 12,000 shares of Common Stock on the date of the Annual Meeting, without regard to prior Board service. At each Annual Meeting of Stockholders beginning with the 2001 Annual Meeting, each individual who was at the time serving as a non-employee Board member was or will automatically be granted an option to purchase 9,000 shares of Common Stock on the date of the Annual Meeting. There were no stock options granted to the non-employee Directors for the fiscal year ended December 31, 2000.

BOARD AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, currently consists of Ms. Brenner, Mr. Holman and Mr. Jones, all of whom are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reports practices of the Company and such other duties as directed by the Board of Directors. The Audit Committee reviewed and discussed the Company's audited Consolidated Financial Statements for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee also discussed with Deloitte & Touche LLP, the Company's independent accountants, the auditor's responsibilities, any significant issues arising during the audit, and other matters required to be discussed by SAS 61. The Audit Committee received the written disclosures and letter from the independent accountants required by Independence

Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on its review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's Consolidated Financial Statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          RESPECTFULLY SUBMITTED BY
                                          THE AUDIT COMMITTEE:
                                          Karen Brenner
                                          Jonathan S. Holman
                                          Jeremy M. Jones

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE REPORT

     The Compensation Committee (the "Committee") of the Board of Directors recommends to the Board the compensation of the Company's executive officers and administers the Company's Restated 1987 Stock Option Plan (the "Option Plan") under which grants may be made to such officers and other employees and the Company's Employee Stock Purchase Plan. In addition, the Committee recommends to the Board the individual bonus programs to be in effect for executive officers each fiscal year. The full Board sets the base salaries and approves individual bonus programs of the Company's executive officers, with Mr. Buelter abstaining as to his own salary and bonus program.

     For the 2000 fiscal year, the Board accepted the recommendations of the Committee in establishing the compensation payable to Mr. H. Tom Buelter, the Company's Chief Executive Officer and Chairman of the Board, and the Company's other executive officers.

     GENERAL COMPENSATION POLICY. Our fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is our objective to make a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will depend upon Company performance and stock price appreciation rather than base salary.

     FACTORS. Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 2000 fiscal year are summarized below. Additional factors were also taken into account to a lesser degree. The Committee and/or the Board may in their discretion apply entirely different factors, particularly different measures of financial performance, in recommending and/or setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

          - BASE SALARY. The base salary for each executive officer is set on the basis of personal performance, the average salary levels in effect for comparable positions with companies with total revenues similar to the Company's and internal comparability standards.

          - ANNUAL INCENTIVE COMPENSATION. Annual bonuses, set as a percentage of salary based on position, are earned by each executive officer on the basis of the Company's achievement of corporate performance targets established by the Board at the start of the fiscal year. For fiscal year 2000, the performance targets were based on the Company's 2000 Budget as approved by the Board at its December 7, 1999 meeting. The Committee recommended and the Board granted bonuses at targeted levels, as the Company achieved record revenues and net income.

          - LONG-TERM INCENTIVE COMPENSATION. The Committee periodically approves grants of stock options to each of the Company's executive officers under the Option Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer generally is set to achieve a potential percentage ownership stake in the Company that the Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but it also takes into account the individual's potential for future responsibility over the option term, the individual's personal performance in recent periods and the individual's current holdings of the Company's stock and options. New options were granted to all of the Company's executive officers in fiscal 2000, with the exception of Carrie S. Nebens, former Executive Vice President, U.S. Operations who retired effective December 31, 2000, and such grants were consistent with these policies.

     CEO COMPENSATION. The 2000 base salary for the Company's Chief Executive Officer, Mr. H. Tom Buelter, was increased to $290,000 by virtue of the Compensation Committee's and Board's decision at their December 7, 1999 meeting. Mr. Buelter's 2000 base salary was set on the basis of his personal performance, internal comparability standards, the rate of base salary paid to the chief executive officers of the companies with total revenues similar to the Company's revenues and the desire to increase the percentage of his compensation which varies with the Company's performance. The remaining components of Mr. Buelter's 2000 fiscal year compensation depended entirely upon the Company's financial performance and provided no dollar guarantees. The bonus paid to Mr. Buelter for the 2000 fiscal year was based on the Company's performance in 2000, including the achievement of record profits and revenues, and the growth of the Company's annual operating income and revenues by 32% and 22%, respectively.

     We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries and that except for Mr. Buelter, no member of the Board of Directors is a former or current officer or employee of the Company or any of its subsidiaries.

                                          The Board of Directors

                                          Karen Brenner
                                          William E. Brock*
                                          H. Tom Buelter
                                          Jonathan S. Holman*
                                          Jeremy M. Jones
* Compensation Committee Member

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer (the "CEO") and the Company's four most highly compensated executive officers other than the CEO (collectively, the "Named Officers"), for services rendered in all capacities to the Company for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                                                    COMPENSATION
                                                                                    ------------
                                                                                       AWARDS
                                                        ANNUAL COMPENSATION          SECURITIES
                                                   -----------------------------     UNDERLYING
           NAME AND PRINCIPAL POSITION             YEAR    SALARY($)    BONUS($)     OPTIONS(#)
           ---------------------------             ----    ---------    --------    ------------
H. Tom Buelter...................................  2000    $290,000     $160,000       50,000
  Chairman of the Board                            1999     275,000      150,000       60,000
  and Chief Executive Officer                      1998     275,000      162,745       90,000
Kathy J. West....................................  2000     235,000      100,000       50,000
  President and                                    1999     225,000      100,000       50,000
  Chief Operating Officer                          1998     205,000       82,146       50,000
Ronald W. Rudolph................................  2000     190,000       80,000       35,000
  Executive Vice President, Finance                1999     183,000       75,000       30,000
  and Chief Financial Officer                      1998     175,000       50,000       20,000
Carrie S. Nebens*................................  2000     190,000       60,000           --
  Executive Vice President, U.S. Operations        1999     162,000       65,000       30,000
                                                   1998     120,048       40,000       80,000

---------------
* Retired effective as of December 31, 2000.

STOCK OPTIONS

     The following table provides information with respect to the stock option grants made during the 2000 fiscal year under the Company's Restated 1987 Stock Option Plan to the Named Officers for such fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS               POTENTIAL REALIZABLE
                                           ---------------------------------------   VALUE AT ASSUMED ANNUAL
                             NUMBER OF       % OF TOTAL                                  RATES OF STOCK
                            SECURITIES      OPTIONS/SARS    EXERCISE                   PRICE APPRECIATION
                            UNDERLYING       GRANTED TO      OR BASE                     FOR OPTION TERM
                           OPTIONS/SARS     EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
          NAME             GRANTED(#)(1)   FISCAL YEAR(2)   ($/SH)(3)      DATE       5%($)(4)    10%($)(4)
          ----             -------------   --------------   ---------   ----------   ----------   ----------
H. Tom Buelter...........     50,000            6.8%         $23.750    12/4/2010    $1,934,313   $3,080,069
Kathy J. West............     50,000            6.8%          23.750    12/4/2010    $1,934,313    3,080,069
Ronald W. Rudolph........     35,000            4.8%          23.750    12/4/2010    $1,354,019    2,156,048
Carrie S. Nebens*........         --             --               --           --            --           --

---------------
 *  Retired effective as of December 31, 2000.

(1) Options become exercisable in equal monthly installments over 48 months from the date of their grants, which was December 4, 2000 so long as employment with the Company or one of its subsidiaries continues. To the extent not already exercisable, the options generally become exercisable upon a "Corporate Transaction" unless the option is assumed or replaced with a comparable option by the surviving entity. The options are also subject to "limited stock appreciation rights" pursuant to which the options, to the extent exercisable and outstanding for at least six months at the time of a "Hostile Takeover", will automatically be cancelled in return for a cash payment to the optionee based upon the tender-offer price of the Common Stock subject to that option. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service to the Company.

(2) Based on options for 736,200 shares of Common Stock granted to the Company's employees during the 2000 fiscal year.

(3) Each option was granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The 5% and 10% assumed rates of appreciation are mandated by rules of the Securities and Exchange Commission. The potential realizable value is calculated based on the 10-year option term and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is sold on the last day of its term for the appreciated price. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Officers or any other optionee.

OPTION EXERCISES AND HOLDINGS

     The table below sets forth information concerning the exercise of options during the 2000 fiscal year and unexercised options held as of the end of such year by the Named Officers for such fiscal year. No stock appreciation rights were exercised during the 2000 fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                 VALUE OF
                                          AGGREGATE                NUMBER OF                    UNEXERCISED
                                        VALUE REALIZED       SECURITIES UNDERLYING             IN-THE-MONEY
                                       (MARKET PRICE AT    UNEXERCISED OPTIONS/SARS           OPTIONS/SARS AT
                           SHARES       EXERCISE LESS            AT FY-END(#)                  FY-END($)(1)
                         ACQUIRED ON   EXERCISE PRICE)    ---------------------------   ---------------------------
         NAME            EXERCISE(#)         ($)          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            -----------   ----------------   -----------   -------------   -----------   -------------
H. Tom Buelter.........    129,724        $2,208,564        240,280        180,000      $4,237,823     $2,141,708
Kathy J. West..........     13,696           293,638         97,656        132,500       1,546,305      1,442,494
Ronald W. Rudolph......     69,165           759,883          3,335         80,000          58,803        836,404
Carrie S. Nebens*......     81,320           832,825         14,074         75,000         199,086      1,038,584

---------------
 *  Retired effective as of December 31, 2000.

(1) Based on the closing price per share of the Company's Common Stock as listed on the Nasdaq Stock Market as of December 31, 2000 of $28.500, less the per share exercise price.

SEVERANCE PLAN AND CHANGE IN CONTROL

     On February 12, 1998, the Board adopted the On Assignment, Inc. Change in Control Severance Plan ("Severance Plan") to provide severance benefits for officers and other eligible employees who lose their jobs following an acquisition of the Company. Under the Severance Plan, if an eligible employee is involuntarily terminated within 18 months of a Change in Control (as defined in the Severance Plan), then the employee will be entitled to salary plus target bonus payable in a lump sum. Involuntary termination is defined in the Severance Plan to include a termination by the Company without cause or a voluntary termination by the employee following (I) a reduction in compensation, (II) a relocation in the employee's place of employment which is more than 35 miles or
(III) in the case of an officer, a change in the employee's position with the Company that materially reduces his or her level of responsibility or authority. Upon a termination of employment following a Change in Control, the Company's Chief Executive Officer would receive 18 months of salary and target bonus, a president or senior vice president would receive 12 months of salary and target bonus, all other officers would receive nine months of salary and target bonus, and other employees would receive lesser amounts. The Severance Plan provides for a reduction in the cash severance benefit payable under the Severance Plan if the employee would be subject to the golden parachute excise tax imposed under Section 280G of the Internal Revenue Code, but only to the extent that such reduction results in the receipt of a greater after-tax benefit by the employee.

     Upon a Corporate Transaction, options granted to persons other than non-employee directors under the Option Plan, will become fully vested and exercisable unless the options are assumed or replaced with comparable options by the surviving entity. Upon a Corporate Transaction or Change in Control, options granted to non-employee directors under the Option Plan will become fully vested and exercisable. Upon a Hostile Takeover, options granted to non-employee directors and executive officers subject to Section 16(a) of the Securities Exchange Act of 1934 under the Option Plan will be canceled in exchange for a cash distribution from the Company in an amount equal to the take-over price per share less the exercise price per share subject to the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None of the Company's Named Officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors.

                            STOCK PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on January 1, 1996. Also depicted are the composite prices of companies listed on the Nasdaq Stock Market and of companies listed in the SIC Code No. 736 -- Personnel Supply Services Companies Index. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ON ASSIGNMENT, INC., NASDAQ COMPOSITE INDEX AND PEER GROUP INDEX

  COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN AMONG ON ASSIGNMENT, INC., NASDAQ
                        MARKET INDEX AND SIC CODE INDEX

                              [PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------
                       1/1/96    12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
-------------------------------------------------------------------------------------
 ON ASSIGNMENT         100.00      90.08     161.83     210.69     182.44     348.09
 PEER GROUP            100.00     120.71     151.63     151.62     168.48     143.96
 NASDAQ INDEX          100.00     124.27     152.00     214.39     378.12     237.66
-------------------------------------------------------------------------------------

       Assumes $100 invested on January 1, 1996 and dividends reinvested.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2000 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than 10% stockholders.

                          ANNUAL REPORT AND FORM 10-K

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 2000 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

     The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. A copy of this report for the year ended December 31, 2000 is included in the Company's 2000 Annual Report which has been mailed with this Proxy Statement. Stockholders may obtain an additional copy of this report, without charge, by writing to "Investor Relations Department" at the Company's principal executive offices, 26651 West Agoura Road, Calabasas, California 91302.

                             SHAREHOLDER PROPOSALS

     Proposals which stockholders intend to present at the 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received at the Company's principal offices in Calabasas, California no later than December 29, 2001 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after March 14, 2002 and the Company will not be required to present any such proposal at the 2002 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the persons named in the proxies solicited by the Board of Directors for the 2002 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

                                 OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                          THE BOARD OF DIRECTORS

Dated: April 25, 2001

                                   APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             OF ON ASSIGNMENT, INC.

     The Audit Committee is a Committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

MEMBERSHIP

     The Audit Committee shall be comprised of at least two members of the Board of Directors who are generally knowledgeable in financial and auditing matters. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with their individual exercise of independent judgment. Audit Committee members and the chairman of the Committee, if any, shall be designated by the full Board of Directors and serve at the pleasure of the Board.

ROLES

     The primary roles in the Committee are to:

     - Assist the Board of Directors in fulfilling its fiduciary responsibilities for the integrity of financial reporting and the adequacy of internal controls.

     - Recommend to the Board the selection, retention and/or discharge of the independent accountants who audit the Company's financial statements.

     - Maintain free and open communications with the independent accountants (including private executive sessions at least annually).

     - Function as an agent for the Board of Directors to help ensure the independence of the Company's independent accountants, the integrity of management and the adequacy of disclosure to stockholders.

     - Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     - Review this charter at least annually and recommend any necessary updates of this charter to the full Board of Directors.

     - Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

RESPONSIBILITIES

1. OVERSIGHT OF FINANCIAL REPORTING PROCESS:

     a. Recommend to the Board of Directors the appointment of the independent accountants.

     b. Consider, in consultation with the independent accountants, the audit scope and audit plan of the independent accountant.

     c. Review with management and the independent accountants at the completion of annual examination:

         i. The Company's annual financial statements and related footnotes.

         ii. The independent accountants' audit of the financial statements and their report thereon.

        iii. Any significant changes required in the independent accountants' audit plan.

         iv. Any serious difficulties or disagreements that arose between the auditors and management during the course of the audit, any significant audit adjustments, and the suitability of the accounting principles being used.

         v. Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

     d. Review the Company's quarterly financial information to stockholders and regulatory agencies, paying particular attention to reserves and accruals and other highly judgmental areas in the financial statements. Also, consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     e. Review and discuss with management any threatened, pending or ongoing litigation matters or any taxation, regulatory or other matters which may result in a material financial impact to the Company.

     f. Review, in consultation with the independent accountants, the adequacy of the Company's accounting principles, policies and practices.

     g. Review the impact of new accounting pronouncements or reporting practices relevant to the Company and other matters of interest.

     h. Review and approve the scope and fees of audits by the independent accountants.

     i. Review the scope and fees of non-audit services performed by the independent accountants to consider what effect, if any, said activities could have on their independence.

2. OVERSIGHT OF THE INTERNAL CONTROLS:

     a. Evaluate the general procedures and practices of the Company to ensure the adequacy of internal controls, including the security surrounding assets and computerized information systems.

     b. Consider the findings and comments from the independent accountants on the quality and adequacy of the Company's internal controls, together with management's responses thereto. Also, review the status of prior period audit recommendations made by the independent accountants.

     c. Review the adequacy of the policies and practices related to conflicts of interest, ethical conduct and compliance with key regulatory issues.

3. COMMITTEE MEETINGS AND REPORTING:

     a. The audit Committee shall hold such meetings periodically as the Committee deems necessary, but no less than two times annually. The Committee Chairman, if applicable, or Committee members may request that members of management and representatives of the independent accountants be present at the meetings of the Committee. At least once per year, the Committee shall hold a private executive session with the independent accountants.

     b. Semi-annually, the Committee shall report to the Board of Directors outlining its activities, future plans and any significant matters brought forth by the independent accountants.

PROXY                          ON ASSIGNMENT, INC.                         PROXY
                  26651 WEST AGOURA ROAD, CALABASAS, CA 91302
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement and appoints H. Tom Buelter and Ronald W. Rudolph and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of On Assignment, Inc. (the "Company") held of record by the undersigned on April 19, 2001, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held June 7, 2001, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

1. To elect the following directors to serve until the 2004 annual meeting of stockholders or until his successor is elected and qualified:

                        FOR        WITHHOLD AUTHORITY TO VOTE
William E. Brock        [ ]                    [ ]
H. Tom Buelter          [ ]                    [ ]

2. To ratify the Board of Director's selection of Deloitte & Touche LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2001.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

                     (Please Date and Sign on Reverse Side)

    This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

                                                       Dated: , 2001

                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Signature if held jointly

                                                       Please sign exactly as
                                                       your name(s) is (are)
                                                       shown on the stock
                                                       certificate to which the
                                                       Proxy applies. When
                                                       shares are held by joint
                                                       tenants, both should
                                                       sign. When signing as an
                                                       attorney, executor,
                                                       administrator, trustee or
                                                       guardian, please give
                                                       full title, as such. If a
                                                       corporation, please sign
                                                       in full corporate name by
                                                       the President or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in the partnership's name
                                                       by an authorized person.

 Please mark, sign, date and return the proxy card promptly using the enclosed envelope.